Exhibit 99.1

FOR IMMEDIATE RELEASE

BioCardia Issued New U.S. Patent for Technology that Enhances Control for Interventional Catheter Based Therapies

October 12, 2021

Technology Anticipated to Impact Cardiac Biologic Therapies, Transseptal Cardiac Procedures, and Other Interventional Catheter Based Therapies

SAN CARLOS, Calif. – BioCardia®, Inc. [Nasdaq: BCDA] a company focused on developing cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary diseases, today announced the issuance of U.S. Patent No: 11,141,568 for “Multi Directional Steerable Catheter” that further protects the Helix™ Biotherapeutic Delivery System and enhances its biotherapeutic delivery capabilities.

This patent covers a multidirectional steerable catheter with uniform bending rigidity and is expected to significantly enhance physician control by preventing “whip,” the tendency of steerable catheters to build up torque and jump to another location. The patented technology is incorporated in the Company’s recently FDA-cleared Morph® DNA™ guide used in biotherapeutic delivery procedures and AVANCE™ steerable introducer used in transseptal access procedures. The advances are also expected to strengthen the Company’s clinical stage biotherapeutic programs in heart failure and chronic myocardial ischemia.

“We continue to believe that delivery is critically important for successful biotherapeutic treatment,” said BioCardia CEO Peter Altman, Ph.D. “By enabling best-in-class full solutions for the physician in treating patients, we maximize the probability of our therapeutics improving the lives of millions with heart disease. We expect this well patented technology to enhance physician control for our biotherapeutic programs, partnered biotherapeutic programs, transseptal cardiac interventions, and other interventional therapies throughout the body.”

BioCardia estimates the cardiac cell therapy market for its current investigational programs at approximately 1.6 million patients in the United States1, each treatment of which has potential to utilize the approved Morph DNA guide product. The transseptal access market which the Company’s approved AVANCE product addresses is estimated at $490 million and is expected to increase at a compound annual growth rate (CAGR) of 10.4 percent from 2017 to 20242 with an acquisition this month of a market leader for $1.75 billion.3

About BioCardia®

BioCardia, Inc.,  headquartered in San Carlos, California, is a developer of two biotherapeutic platforms – the CardiAMP autologous bone marrow derived mononuclear cell therapy for cardiovascular indications, and the NK1R+ allogenic bone marrow derived mesenchymal stem cell therapies for cardiovascular and pulmonary diseases. These platforms underly four product candidates, each with the potential to meaningfully benefit millions of patients. Three of these investigational therapies are enabled by the Company’s proprietary biotherapeutic delivery platforms, which the Company also selectively licenses to other biotherapeutic development firms.

Forward Looking Statements:

This press release contains forward-looking statements that are subject to many risks and uncertainties. These forward-looking statements include, without limitation, statements relating to the impact of our catheter technologies on procedural control and safety, the likelihood of success and the value of our clinical cell therapy programs, and the market size and growth opportunity for our product candidates. These forward-looking statements are made as of the date of this press release, and BioCardia assumes no obligation to update the forward-looking statements.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 30, 2021, under the caption titled “Risk Factors.” BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:
David McClung, Chief Financial Officer
Email: investors@BioCardia.com
Phone: 650-226-0120

Media Contact:
Anne Laluc, Marketing
Email: alaluc@biocardia.com
Phone: 650-226-0120

1.	BioCardia Corporate Presentation, 05295-N (MKT) 2021 Q3.

2.	Persistence Market Research (2017). “Transseptal Access Systems Market: Global Industry Analysis (2012-2016) and Forecast (2017-2025).” New York, NY. Persistence Market Research Pvt. Ltd.

3.	OCT 6, 2021 Boston Scientific Announces Agreement to Acquire Baylis Medical Company Inc. Acquisition to add new left heart access platforms to electrophysiology and structural heart portfolios.